SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
JEFFERSONVILLE BANCORP

(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
P.O. Box 398, Jeffersonville, New York 12748
(Address of principal executive offices)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
     The 2010 Annual Meeting of Stockholders of Jeffersonville Bancorp was held on April 27, 2010. At the 2010 Annual Meeting, stockholders approved all of management’s proposals which included (i) the election of three (3) directors, all of whom were then serving as directors of Jeffersonville Bancorp, for terms of three (3) years; and (ii) the ratification of the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Jeffersonville Bancorp for the ending December 31, 2010. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.
     The following table reflects the tabulation of the votes with respect to each director who was elected at the 2010 Annual Meeting:

	Numbers of Votes
Nominee	For	Withheld	Broker Non-Vote
Douglas A. Heinle	2,319,495.981	247,572.88	613,614
Kenneth C. Klein	2,389,791.721	177,277.14	613,614
James F. Roche	2,345,762.631	221,306.222	613,614
     The following table reflects the tabulation of the votes with respect to the ratification of the appointment of ParenteBeard LLC as the independent registered public accounting firm of Jeffersonville Bancorp for the year ending December 31, 2010.

	Numbers of Votes
For	Withheld	Abstain	Broker Non-Vote
3,136,555.061	2,511	41,616.8	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)
/s/ Wayne V. Zanetti
Wayne V. Zanetti
President and Chief Executive Officer

Date: August 13, 2010